                                POWER OF ATTORNEY

        Each of the undersigned entities and individuals (collectively, the
"Reporting Persons") hereby authorizes and designates AV Partners X, L.L.C., or such other person or entity as is designated in writing by Kevin Kunz
(the "Designated Filer"), as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with any other reporting persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G,
Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act") and the Securities Exchange Act of 1934, as amended
(together with the implementing regulations thereto, the "Exchange Act")
(collectively, the "Reports") with respect to each Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person
(collectively, the "Companies").

        Each Reporting Person hereby further authorizes and designates
Kevin Kunz (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized Signatory may be
necessary or incidental to the performance of the foregoing powers herein granted.

        The authority of the Designated Filer and the Authorized Signatory under this Document with respect to each Reporting Person shall continue until such
Reporting Person is no longer required to file any Reports with respect to the
Reporting Person's ownership of, or transactions in, the securities of the
Companies, unless earlier revoked in writing. Each Reporting Person acknowledges that the Designated Filer and the Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange
Act.

June 1, 2011                            AV Partners X, L.L.C.
                                        A Delaware Limited Partnership

                                        By:/s/ Kenneth P. DeAngelis
                                        ----------------------------------------

June 1, 2011                            AV Partners X, L.P.
                                        A Delaware Limited Partnership

                                        By:/s/ Kenneth P. DeAngelis
                                        ----------------------------------------

June 1, 2011                            Austin Ventures X, L.P.
                                        a Delaware Limited Partnership

                                        By:/s/ Kenneth P. DeAngelis
                                        ----------------------------------------